Exhibit 99.1

Press Release

January 25, 2024

FOR IMMEDIATE RELEASE
For more information contact:
Jane Funk, Executive Vice President, Treasurer and Chief Financial Officer (515) 222-5766

WEST BANCORPORATION, INC. ANNOUNCES FOURTH QUARTER AND YEAR END 2023 FINANCIAL RESULTS AND DECLARES QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (Nasdaq: WTBA; the “Company”), parent company of West Bank, today reported 2023 net income of $24.1 million, or $1.44 per diluted common share, compared to 2022 net income of $46.4 million, or $2.76 per diluted common share. Net income for the fourth quarter 2023 was $4.5 million, or $0.27 per diluted common share, compared to third quarter 2023 net income of $5.9 million, or $0.35 per diluted common share, and fourth quarter 2022 net income of $8.9 million, or $0.53 per diluted common share. On January 24, 2024, the Company’s Board of Directors declared a regular quarterly dividend of $0.25 per common share. The dividend is payable on February 21, 2024, to stockholders of record on February 7, 2024.

David Nelson, President and Chief Executive Officer of the Company, commented, “Like the rest of our industry, our Company experienced some significant margin challenges in 2023. The interest rate environment, including dramatic increases in short-term rates, an ongoing inverted yield curve and aggressive deposit competition, had a significant impact on our cost of funds and net interest margin. We have a clear understanding of what is driving our challenges, along with a clear understanding of our path forward to more normalized margins.”

David Nelson added, “Despite the challenges of the interest rate environment, our credit quality remains pristine. We have no loans greater than 30 days past due and only one classified loan for $296 thousand at December 31, 2023. We continue to closely monitor and manage our credit quality as the economy and our customers respond to a higher interest rate environment.”

Fourth Quarter and Year Ended 2023 Financial Highlights

	Quarter Ended December 31, 2023	Year Ended December 31, 2023
Net income (in thousands)	$4,525	$24,137
Return on average equity	8.89%	11.42%
Return on average assets	0.48%	0.66%
Efficiency ratio (a non-GAAP measure)	64.66%	60.73%
Nonperforming assets to total assets	0.01%	0.01%

Fourth Quarter 2023 Compared to Third Quarter 2023 Overview

•Loans increased $77.8 million in the fourth quarter of 2023, or 10.9 percent annualized.

•A credit loss expense of $500 thousand was recorded in the fourth quarter of 2023, compared to a credit loss expense of $200 thousand in the third quarter of 2023. $300 thousand of the expense in the fourth quarter was allocated to the allowance for credit losses on loans, which was due to loan growth. The additional $200 thousand expensed in the fourth quarter was allocated to the allowance for unfunded commitments. The expense in the third quarter of 2023 was due to loan growth.

•The allowance for credit losses to total loans was 0.97 percent at December 31, 2023, compared to 0.99 percent at September 30, 2023. Nonaccrual loans at December 31, 2023 consisted of one loan with a balance of $296 thousand, compared to one loan with a balance of $303 thousand at September 30, 2023.

•Deposits increased $218.2 million, or 7.9 percent, in the fourth quarter of 2023. Brokered deposits totaled $305.4 million at December 31, 2023, compared to $237.0 million at September 30, 2023, an increase of $68.4 million. Excluding brokered deposits, deposits increased $149.8 million, or 6.0 percent, during the fourth quarter of 2023. As of December 31, 2023, estimated uninsured deposits, which excludes deposits in the IntraFi® reciprocal network, brokered deposits and public funds protected by state programs, were approximately 28.2 percent of total deposits.

•Borrowed funds decreased to $592.6 million at December 31, 2023, compared to $705.1 million at September 30, 2023. The decrease was primarily attributable to a decrease of $111.2 million in federal funds purchased and other short-term borrowings.
•The efficiency ratio (a non-GAAP measure) was 64.66 percent for the fourth quarter of 2023, compared to 60.83 percent for the third quarter of 2023. The increase in the efficiency ratio was primarily due to the decrease in noninterest income. This decrease was primarily attributable to $431 thousand in loan swap fees that were earned in the third quarter of 2023.
•Net interest margin, on a fully tax-equivalent basis (a non-GAAP measure), was 1.87 percent for the fourth quarter of 2023, compared to 1.91 percent for the third quarter of 2023. Net interest income for the fourth quarter of 2023 was $16.4 million, compared to $16.6 million for the third quarter of 2023. The rising cost of deposits has increased interest expense faster than the increase in interest income from loan repricing and loan originations.

•In December 2023, the Company sold approximately $11.3 million of securities from the available for sale securities portfolio and realized a net loss of $431 thousand. The proceeds from this sale were reinvested in the loan portfolio and have an estimated earn back period of approximately 1 year.
•The tangible common equity ratio was 5.88 percent at December 31, 2023, compared to 5.51 percent at September 30, 2023. The increase was attributable to the decrease in accumulated other comprehensive loss, which was primarily driven by the effect of decreasing long-term interest rates in the fourth quarter on the unrealized market value adjustment of our available for sale investment portfolio.

Fourth Quarter 2023 Compared to Fourth Quarter 2022 Overview

•Loans increased $184.7 million at December 31, 2023, or 6.7 percent, compared to December 31, 2022.
•Deposits increased $93.4 million at December 31, 2023, compared to December 31, 2022. Included in deposits were brokered deposits totaling $305.4 million at December 31, 2023, compared to $272.7 million at December 31, 2022. Excluding brokered deposits, deposits increased $60.7 million, or 2.3 percent, as of December 31, 2023 compared to December 31, 2022.
•Borrowed funds increased to $592.6 million at December 31, 2023, compared to $485.9 million at December 31, 2022. The increase included an increase of $160.0 million in FHLB one-month rolling advances hedged with long-term interest rate swaps, partially offset by a decrease of $49.7 million in federal funds purchased and other short-term borrowings.
•The efficiency ratio (a non-GAAP measure) was 64.66 percent for the fourth quarter of 2023, compared to 50.42 percent for the fourth quarter of 2022. The increase in the efficiency ratio in the fourth quarter of 2023 compared to the fourth quarter of 2022 was primarily due to the decrease in net interest income.
•Net interest margin, on a fully tax-equivalent basis (a non-GAAP measure), was 1.87 percent for the fourth quarter of 2023, compared to 2.49 percent for the fourth quarter of 2022. Net interest income for the fourth quarter of 2023 was $16.4 million, compared to $20.7 million for the fourth quarter of 2022. In 2023, the rising cost of deposits and borrowed funds and the change in mix of funding increased interest expense faster than the increase in interest income from loan repricing and loan originations.

Year Ended 2023 Compared to Year Ended 2022 Overview

•The credit loss expense recorded in 2023 was $700 thousand, compared to a credit loss benefit of $2.5 million in 2022. The credit loss expense recorded in 2023 was associated with growth in loans and unfunded commitments. The credit loss benefit recorded in 2022 was primarily due to the reversal of a specific reserve on an impaired loan and the reduction of certain qualitative factors resulting from the sustained performance of loans after the expiration of COVID-19 modifications and continued improvement in classified loans.

•Net interest income declined $22.7 million in 2023 compared to 2022. Net interest margin decreased to 2.01 percent in 2023, compared to 2.76 percent in 2022. The decline in both net interest income and net interest margin was primarily due to the rising cost of deposits and borrowed funds and the change in mix of funding, which increased interest expense faster than the increase in interest income from loan repricing and loan originations.

The Company plans to file its report on Form 10-K with the Securities and Exchange Commission on or before February 22, 2024. Please refer to that document for a more in-depth discussion of the Company’s financial results. The Form 10-K will be available on the Investor Relations section of West Bank’s website at www.westbankstrong.com.

The Company will discuss its results in a conference call scheduled for 2:00 p.m. Central Time on Thursday, January 25, 2024. The telephone number for the conference call is 888-300-4030. The conference ID for the conference call is 3218904. A recording of the call will be available until February 8, 2024, by dialing 800-770-2030.

About West Bancorporation, Inc. (Nasdaq: WTBA)

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving customers since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for small- to medium-sized businesses and consumers. West Bank has six offices in the Des Moines, Iowa metropolitan area, one office in Coralville, Iowa, and four offices in Minnesota in the cities of Rochester, Owatonna, Mankato and St. Cloud.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk, including the effects of recent and potential additional rate increases by the Federal Reserve; fluctuations in the values of the securities held in our investment portfolio, including as a result of changes in interest rates; competitive pressures, including from non-bank competitors such as “fintech” companies and digital asset service providers; pricing pressures on loans and deposits; our ability to successfully manage liquidity risk; changes in credit and other risks posed by the Company’s loan portfolio, including declines in commercial or residential real estate values or changes in the allowance for credit losses dictated by new market conditions, accounting standards or regulatory requirements; the concentration of large deposits from certain clients who have balances above current FDIC insurance limits; changes in local, national and international economic conditions, including rising rates of inflation and possible recession; the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time at Silicon Valley Bank, Signature Bank and First Republic Bank that resulted in the failure of those institutions; changes in legal and regulatory requirements, limitations and costs including in response to the recent failures of Silicon Valley Bank, Signature Bank and First Republic Bank; changes in customers’ acceptance of the Company’s products and services; the occurrence of fraudulent activity, breaches or failures of our or our third-party partners’ information security controls or cyber-security related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade and other regulatory policies of the U.S. government; acts of war or terrorism, including the Israeli-Palestinian conflict and the Russian invasion of Ukraine, widespread disease or pandemics, or other adverse external events; risks related to climate change and the negative impact it may have on our customers and their businesses; changes to U.S. tax laws, regulations and guidance; potential changes in federal policy and at regulatory agencies as a result of the upcoming 2024 presidential election; talent and labor shortages; the new 1 percent excise tax on stock buybacks by publicly traded companies; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	As of
CONDENSED BALANCE SHEETS	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Assets
Cash and due from banks	$33,245	$18,819	$29,776	$21,579	$24,896
Interest-bearing deposits	32,112	1,802	1,968	901	1,643
Securities available for sale, at fair value	623,919	609,365	645,091	665,358	664,115
Federal Home Loan Bank stock, at cost	22,957	26,691	22,488	22,226	19,336
Loans	2,927,535	2,849,777	2,807,075	2,756,185	2,742,836
Allowance for credit losses	(28,342)	(28,147)	(27,938)	(27,941)	(25,473)
Loans, net	2,899,193	2,821,630	2,779,137	2,728,244	2,717,363
Premises and equipment, net	86,399	75,675	66,683	59,565	53,124
Bank-owned life insurance	43,864	43,589	43,328	44,830	44,573
Other assets	84,069	104,329	90,084	82,240	88,168
Total assets	$3,825,758	$3,701,900	$3,678,555	$3,624,943	$3,613,218

Liabilities and Stockholders’ Equity
Deposits	$2,973,779	$2,755,529	$2,836,325	$2,798,393	$2,880,408
Federal funds purchased and other short-term borrowings	150,270	261,510	184,150	229,290	200,000
Other borrowings	442,367	443,552	409,736	350,921	285,855
Other liabilities	34,299	37,376	31,218	29,347	35,843
Stockholders’ equity	225,043	203,933	217,126	216,992	211,112
Total liabilities and stockholders’ equity	$3,825,758	$3,701,900	$3,678,555	$3,624,943	$3,613,218

	For the Quarter Ended
AVERAGE BALANCES	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Assets	$3,706,497	$3,679,541	$3,645,651	$3,617,458	$3,511,717
Loans	2,857,594	2,813,213	2,783,463	2,745,381	2,649,671
Deposits	2,878,676	2,764,184	2,854,945	2,846,926	2,901,928
Stockholders’ equity	201,920	215,230	213,177	215,391	199,947

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	As of
LOANS	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Commercial	$531,594	$529,293	$535,085	$520,894	$519,196
Real estate:
Construction, land and land development	413,477	399,253	351,461	336,739	363,014
1-4 family residential first mortgages	106,688	89,713	80,998	75,223	75,211
Home equity	14,618	12,429	12,625	9,726	10,322
Commercial	1,854,510	1,812,816	1,820,718	1,810,158	1,771,940
Consumer and other	10,930	10,123	10,289	7,381	7,292
	2,931,817	2,853,627	2,811,176	2,760,121	2,746,975
Net unamortized fees and costs	(4,282)	(3,850)	(4,101)	(3,936)	(4,139)
Total loans	$2,927,535	$2,849,777	$2,807,075	$2,756,185	$2,742,836
Less allowance for credit losses	(28,342)	(28,147)	(27,938)	(27,941)	(25,473)
Net loans	$2,899,193	$2,821,630	$2,779,137	$2,728,244	$2,717,363

CREDIT QUALITY
Pass	$2,931,377	$2,853,100	$2,810,640	$2,706,951	$2,692,334
Watch	144	184	187	52,766	54,231
Substandard	296	343	349	404	410
Doubtful	—	—	—	—	—
Total loans	$2,931,817	$2,853,627	$2,811,176	$2,760,121	$2,746,975

DEPOSITS
Noninterest-bearing demand	$548,726	$551,688	$568,029	$605,666	$693,563
Interest-bearing demand	481,207	417,802	459,030	486,656	536,226
Savings and money market - non-brokered	1,315,741	1,249,309	1,302,468	1,202,756	1,125,202
Money market - brokered	124,335	99,282	114,142	92,524	112,752
Total nonmaturity deposits	2,470,009	2,318,081	2,443,669	2,387,602	2,467,743
Time - non-brokered	322,694	299,683	276,097	269,102	252,725
Time - brokered	181,076	137,765	116,559	141,689	159,940
Total time deposits	503,770	437,448	392,656	410,791	412,665
Total deposits	$2,973,779	$2,755,529	$2,836,325	$2,798,393	$2,880,408

BORROWINGS
Federal funds purchased and other short-term borrowings	$150,270	$261,510	$184,150	$229,290	$200,000
Subordinated notes, net	79,631	79,566	79,500	79,435	79,369
Federal Home Loan Bank advances	315,000	315,000	280,000	220,000	155,000
Long-term debt	47,736	48,986	50,236	51,486	51,486
Total borrowings	$592,637	$705,062	$593,886	$580,211	$485,855

STOCKHOLDERS’ EQUITY
Preferred stock	$—	$—	$—	$—	$—
Common stock	3,000	3,000	3,000	3,000	3,000
Additional paid-in capital	34,197	33,487	32,642	31,797	32,021
Retained earnings	271,369	271,025	269,301	267,620	267,562
Accumulated other comprehensive loss	(83,523)	(103,579)	(87,817)	(85,425)	(91,471)
Total Stockholders’ Equity	$225,043	$203,933	$217,126	$216,992	$211,112

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	For the Quarter Ended
CONSOLIDATED STATEMENTS OF INCOME	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Interest income:
Loans, including fees	$38,208	$36,756	$35,011	$32,948	$30,859
Securities:
Taxable	3,521	3,427	3,432	3,316	3,398
Tax-exempt	869	880	883	885	887
Interest-bearing deposits	85	29	25	30	24
Total interest income	42,683	41,092	39,351	37,179	35,168
Interest expense:
Deposits	20,024	17,156	16,277	13,339	11,043
Federal funds purchased and other short-term borrowings	2,024	3,165	2,264	2,079	952
Subordinated notes	1,114	1,113	1,109	1,106	1,119
Federal Home Loan Bank advances	2,482	2,329	1,621	1,262	755
Long-term debt	678	695	739	698	630
Total interest expense	26,322	24,458	22,010	18,484	14,499
Net interest income	16,361	16,634	17,341	18,695	20,669
Credit loss expense	500	200	—	—	—
Net interest income after credit loss expense	15,861	16,434	17,341	18,695	20,669
Noninterest income:
Service charges on deposit accounts	476	463	458	462	476
Debit card usage fees	488	495	511	486	492
Trust services	782	831	749	706	678
Increase in cash value of bank-owned life insurance	275	262	250	257	255
Gain from bank-owned life insurance	—	—	—	691	—
Loan swap fees	—	431	—	—	—
Realized securities losses, net	(431)	—	—	—	—
Other income	308	340	421	355	364
Total noninterest income	1,898	2,822	2,389	2,957	2,265
Noninterest expense:
Salaries and employee benefits	6,468	6,696	7,029	6,867	6,552
Occupancy and equipment	1,499	1,359	1,322	1,327	1,270
Data processing	723	703	729	635	673
Technology and software	676	573	579	513	518
FDIC insurance	475	439	420	416	243
Professional fees	235	254	287	250	205
Director fees	240	196	251	205	215
Other expenses	1,845	1,685	1,857	1,858	1,989
Total noninterest expense	12,161	11,905	12,474	12,071	11,665
Income before income taxes	5,598	7,351	7,256	9,581	11,269
Income taxes	1,073	1,445	1,394	1,737	2,323
Net income	$4,525	$5,906	$5,862	$7,844	$8,946

Basic earnings per common share	$0.27	$0.35	$0.35	$0.47	$0.54
Diluted earnings per common share	$0.27	$0.35	$0.35	$0.47	$0.53

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	For the Year Ended
CONSOLIDATED STATEMENTS OF INCOME	December 31, 2023	December 31, 2022
Interest income:
Loans, including fees	$142,923	$107,095
Securities:
Taxable	13,696	12,524
Tax-exempt	3,517	3,527
Interest-bearing deposits	169	203
Total interest income	160,305	123,349
Interest expense:
Deposits	66,796	22,629
Federal funds purchased and other short-term borrowings	9,532	1,764
Subordinated notes	4,442	2,867
Federal Home Loan Bank advances	7,694	2,669
Long-term debt	2,810	1,680
Total interest expense	91,274	31,609
Net interest income	69,031	91,740
Credit loss expense (benefit)	700	(2,500)
Net interest income after credit loss expense (benefit)	68,331	94,240
Noninterest income:
Service charges on deposit accounts	1,859	2,194
Debit card usage fees	1,980	1,969
Trust services	3,068	2,709
Increase in cash value of bank-owned life insurance	1,044	964
Loan swap fees	431	835
Realized securities losses, net	(431)	—
Gain from bank-owned life insurance	691	—
Other income	1,424	1,537
Total noninterest income	10,066	10,208
Noninterest expense:
Salaries and employee benefits	27,060	25,838
Occupancy and equipment	5,507	4,913
Data processing	2,790	2,597
Technology and software	2,341	2,137
FDIC insurance	1,750	996
Professional fees	1,026	874
Director fees	892	814
Other expenses	7,245	6,882
Total noninterest expense	48,611	45,051
Income before income taxes	29,786	59,397
Income taxes	5,649	12,998
Net income	$24,137	$46,399

Basic earnings per common share	$1.44	$2.79
Diluted earnings per common share	$1.44	$2.76

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)

	As of and for the Quarter Ended					For the Year Ended
COMMON SHARE DATA	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Earnings per common share (basic)	$0.27	$0.35	$0.35	$0.47	$0.54	$1.44	$2.79
Earnings per common share (diluted)	0.27	0.35	0.35	0.47	0.53	1.44	2.76
Dividends per common share	0.25	0.25	0.25	0.25	0.25	1.00	1.00
Book value per common share(1)	13.46	12.19	12.98	12.98	12.69
Closing stock price	21.20	16.31	18.41	18.27	25.55
Market price/book value(2)	157.50%	133.80%	141.83%	140.76%	201.34%
Price earnings ratio(3)	19.79	11.75	13.11	9.56	11.93
Annualized dividend yield(4)	4.72%	6.13%	5.43%	5.47%	3.91%

REGULATORY CAPITAL RATIOS
Consolidated:
Total risk-based capital ratio	11.88%	11.96%	12.15%	12.17%	12.08%
Tier 1 risk-based capital ratio	9.30	9.37	9.51	9.51	9.55
Tier 1 leverage capital ratio	8.50	8.58	8.60	8.60	8.81
Common equity tier 1 ratio	8.74	8.80	8.92	8.92	8.96
West Bank:
Total risk-based capital ratio	12.76%	12.89%	13.13%	13.16%	13.08%
Tier 1 risk-based capital ratio	11.89	12.01	12.24	12.26	12.33
Tier 1 leverage capital ratio	10.86	11.00	11.08	11.10	11.37
Common equity tier 1 ratio	11.89	12.01	12.24	12.26	12.33

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets(5)	0.48%	0.64%	0.64%	0.88%	1.01%	0.66%	1.32%
Return on average equity(6)	8.89	10.89	11.03	14.77	17.75	11.42	20.71
Net interest margin(7)(13)	1.87	1.91	2.02	2.23	2.49	2.01	2.76
Yield on interest-earning assets(8)(13)	4.87	4.70	4.57	4.41	4.21	4.64	3.70
Cost of interest-bearing liabilities	3.60	3.38	3.10	2.76	2.24	3.21	1.24
Efficiency ratio(9)(13)	64.66	60.83	62.83	55.34	50.42	60.73	43.70
Nonperforming assets to total assets(10)	0.01	0.01	0.01	0.01	0.01
ACL ratio(11)	0.97	0.99	1.00	1.01	0.93
Loans/total assets	76.52	76.98	76.31	76.03	75.91
Loans/total deposits	98.44	103.42	98.97	98.49	95.22
Tangible common equity ratio(12)	5.88	5.51	5.90	5.99	5.84

(1) Includes accumulated other comprehensive loss.
(2) Closing stock price divided by book value per common share.
(3) Closing stock price divided by annualized earnings per common share (basic).
(4) Annualized dividend divided by period end closing stock price.
(5) Annualized net income divided by average assets.
(6) Annualized net income divided by average stockholders’ equity.
(7) Annualized tax-equivalent net interest income divided by average interest-earning assets.
(8) Annualized tax-equivalent interest income on interest-earning assets divided by average interest-earning assets.
(9) Noninterest expense (excluding other real estate owned expense and write-down of premises) divided by noninterest income (excluding net securities gains/losses and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.
(10) Total nonperforming assets divided by total assets.
(11) Allowance for credit losses divided by total loans.
(12) Common equity less intangible assets (none held) divided by tangible assets.
(13) A non-GAAP measure.

NON-GAAP FINANCIAL MEASURES

This report contains references to financial measures that are not defined in GAAP. Such non-GAAP financial measures include the Company’s presentation of net interest income and net interest margin on a fully taxable equivalent (FTE) basis and the presentation of the efficiency ratio on an adjusted and FTE basis, excluding certain income and expenses. Management believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company’s financial performance. These measures are considered standard measures of comparison within the banking industry. Additionally, management believes providing measures on a FTE basis enhances the comparability of income arising from taxable and nontaxable sources. Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in these measures and that different companies might calculate these measures differently. These non-GAAP disclosures should not be considered an alternative to the Company’s GAAP results. The following table reconciles the non-GAAP financial measures of net interest income and net interest margin on a fully taxable equivalent basis and efficiency ratio on an adjusted and FTE basis.

(in thousands)	For the Quarter Ended					For the Year Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Reconciliation of net interest income and net interest margin on a FTE basis to GAAP:
Net interest income (GAAP)	$16,361	$16,634	$17,341	$18,695	$20,669	$69,031	$91,740
Tax-equivalent adjustment (1)	95	113	122	161	197	491	1,122
Net interest income on a FTE basis (non-GAAP)	16,456	16,747	17,463	18,856	20,866	69,522	92,862
Average interest-earning assets	3,487,799	3,478,053	3,461,313	3,435,988	3,328,941	3,465,964	3,361,091
Net interest margin on a FTE basis (non-GAAP)	1.87%	1.91%	2.02%	2.23%	2.49%	2.01%	2.76%

Reconciliation of efficiency ratio on an adjusted and FTE basis to GAAP:
Net interest income on a FTE basis (non-GAAP)	$16,456	$16,747	$17,463	$18,856	$20,866	$69,522	$92,862
Noninterest income	1,898	2,822	2,389	2,957	2,265	10,066	10,208
Adjustment for realized securities losses, net	431	—	—	—	—	431	—
Adjustment for losses on disposal of premises and equipment, net	24	3	2	—	2	29	29
Adjusted income	18,809	19,572	19,854	21,813	23,133	80,048	103,099
Noninterest expense	12,161	11,905	12,474	12,071	11,665	48,611	45,051
Efficiency ratio on an adjusted and FTE basis (non-GAAP) (2)	64.66%	60.83%	62.83%	55.34%	50.42%	60.73%	43.70%
(1)    Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.
(2)     The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the Company's financial performance. It is a standard measure of comparison within the banking industry. A lower ratio is more desirable.